Exhibit 99.2
NEWS RELEASE
For immediate release

California Resources Corporation Announces Joint Venture to Invest $250 Million in Oil & Gas Properties
Los Angeles, February 16, 2017 – California Resources Corporation (NYSE: CRC) announced today a joint venture (JV) with Benefit Street Partners L.L.C. (BSP) to invest in CRC’s oil and gas properties in California, with a focus on development opportunities in multiple CRC producing fields. CRC will operate the properties.
The Joint Venture calls for Benefit Street Partners to invest up to $250 million for development opportunities in both conventional and unconventional assets of CRC in California. BSP will make an initial $50 million investment to be directed toward drilling activities across properties subject to the JV. BSP will make subsequent investments in tranches up to $50 million at the discretion of the JV partners over a two year investment window. Subject to customary conditions, the parties anticipate that the initial investment will fund in approximately two weeks.
Todd Stevens, President and CEO of CRC, noted, “This joint venture is an excellent opportunity for CRC to accelerate development of CRC’s vast underdeveloped resource base and advance our long term deleveraging efforts. We look forward to partnering with Benefit Street Partners for our mutual benefit.”
Tim Murray, Managing Director of BSP said, “We are proud to partner with CRC and their quality management team. We view CRC’s diverse asset base as an excellent opportunity to structure a joint venture to focus on the primary and secondary development opportunities to enhance CRC’s portfolio.”
About California Resources Corporation
California Resources Corporation is the largest oil and natural gas exploration and production company in California on a gross-operated basis. The Company operates its world class resource base exclusively within the State of California, applying integrated infrastructure to gather, process and market its production. Using advanced technology,

California Resources Corporation focuses on safely and responsibly supplying affordable energy for California by Californians.

About Benefit Street Partners
BSP is a leading credit-focused alternative asset management firm that, together with affiliates, manages over $18 billion in assets across a broad range of complementary credit strategies including high yield, levered loans, private / opportunistic debt, liquid credit, structured credit and commercial real estate debt. BSP has approximately 150 employees with over 90 investment professionals. BSP is an affiliate of Providence Equity Partners L.L.C., a leading global private equity firm with $50 billion in assets under management across complimentary private equity and credit businesses.

Forward Looking Statement Disclosure
This press release contains forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects.  Such statements include those regarding our expectations as to our future operations, operational results, transactions, projects and reserves. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors (but not necessarily all the factors) that could cause results to differ include:

● commodity price changes
● legislative or regulatory changes, including those related to drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products
● unexpected geologic conditions
● inability to enter efficient hedges

● equipment, service or labor price inflation or unavailability
● availability or timing of, or conditions imposed on, permits and approvals
● lower-than-expected production, reserves or resources from development projects or acquisitions or higher-than-expected decline rates
● disruptions due to accidents, mechanical failures, transportation constraints, natural disasters, labor difficulties, cyber attacks or other catastrophic events
● factors discussed in “Risk Factors” in our Annual Report on Form 10-K available on our website at crc.com.

Any forward-looking statement speaks only as of the date on which such statement is made and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Scott Espenshade (Investor Relations) 818-661-6010 Scott.Espenshade@crc.com	Margita Thompson (Media) 818-661-6005 Margita.Thompson@crc.com

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